Exhibit 32.2
SECTION 1350 CERTIFICATION
The undersigned hereby certifies, in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Emmis Communications Corporation (the “Company”), that, to his knowledge:
(1)	the Annual Report of the Company on Form 10-K/A for the period ended February 28, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: June 28, 2010

/s/ PATRICK M. WALSH
Patrick M. Walsh
Executive Vice President, Chief Operating Officer and Chief Financial Officer